                                                                      Exhibit 21

SUBSIDIARIES OF ANR PIPELINE COMPANY

                                                            State of
                                                            Incorporation
                                                            -------------

ANR Atlantic Pipeline Company...........................       Delaware
ANR Energy Conversion Company............................      Michigan
ANR Iroquois, Inc........................................      Delaware
ANR Mayflower Company....................................      Delaware
ANR Southern Pipeline Company............................      Delaware
American Natural Offshore Company........................      Delaware
 Subsidiaries:
  Texas Offshore Pipeline System, Inc....................      Delaware
  Unitex Offshore Transmission Company...................      Delaware